UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2015

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2015, American Railcar Industries, Inc. (ARI) entered into a repair services and support agreement (Repair Services Agreement) with ACF Industries, LLC (ACF), a company controlled by Mr. Carl Icahn, ARI's principal beneficial stockholder through Icahn Enterprises L.P. The Repair Services Agreement was unanimously approved by the independent directors of ARI's audit committee.
Under the Repair Services Agreement, ARI will provide certain sales and administrative and technical services, materials and purchasing support and engineering services to ACF to provide repair and retrofit services (Repair Services). Additionally, ARI will provide a non-exclusive and non-assignable license of certain intellectual property related to the Repair Services for railcars. ARI will receive 30% of the net profits (as defined in the agreement) for Repair Services related to all railcars not owned by ARL or its subsidiaries and 20% of the net profits for Repair Services related to all railcars owned by ARL or its subsidiaries, if any, but will not absorb any losses incurred by ACF. Under the Repair Services Agreement, ARI has the exclusive right to sales opportunities related to Repair Services, except for any sales opportunity related to Repair Services presented to ACF by American Railcar Leasing LLC (ARL), a company controlled by Mr. Carl Icahn, ARI's principal beneficial stockholder through Icahn Enterprises L.P., with respect to ARL-owned railcars. ARI also has the right to assign any sales opportunities related to Repair Services to ACF, and ACF has the right, but not the obligation, to accept such sales opportunity. Subject to certain early termination events, the Repair Services Agreement terminates on December 31, 2020.
Also on April 27, 2015, ARI entered into a parts purchasing and sale agreement (Parts Agreement) with ACF. The Parts Agreement was unanimously approved by the independent directors of ARI's audit committee.
Under the Parts Agreement, ARI and ACF may, from time to time, purchase from and sell to each other certain parts for railcars (Parts). ARI also will provide a non-exclusive and non-assignable license of certain intellectual property related to the manufacture and sale of Parts to ARI. The buyer under the Parts Agreement must pay the market price of the parts as determined in the Parts Agreement or as stated on a public website for all ARI buyers. ARI may provide designs, engineering and purchasing support, including all materials and components to ACF. Subject to certain early termination events, the agreement terminates on December 31, 2020.
Item 2.02 Results of Operations and Financial Condition.
On April 29, 2015, American Railcar Industries, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference. In conjunction with the press release, ARI has posted a supplemental information presentation to its website (www.americanrailcar.com) and a copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1 and the presentation attached hereto as Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release and presentation attached as exhibits hereto, the press release and presentation contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release and presentation, respectively, regarding these forward-looking statements.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release dated April 29, 2015 of American Railcar Industries, Inc.
Exhibit 99.2	Supplemental Information Presentation for the period ended March 31, 2015

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015		American Railcar Industries, Inc.

	By:	/s/ Umesh Choksi
	Name:	Umesh Choksi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Number	Description

Exhibit 99.1	Press release dated April 29, 2015 of American Railcar Industries, Inc.
Exhibit 99.2	Supplemental Information Presentation for the period ended March 31, 2015